Exhibit 16.1

June 20, 2024

U.S. Securities and Exchange Commission

Office of the Chief Accountant

100 F Street, NE

Washington, DC 20549

Re: Perma-Pipe International Holdings, Inc.

File No. 001-32530

Dear Sir or Madam:

We have read Item 4.01 of Form 8-K of Perma-Pipe International Holdings, Inc. dated June 17, 2024, and agree with the statements concerning our Firm contained therein.

Very truly yours,